     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997

                                                       REGISTRATION NO. 333-5829
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             NEXTWAVE TELECOM INC.
             (Exact name of registrant as specified in its charter)
                            ------------------------

                  DELAWARE                                      4812                                     33-0663509
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)               Classification Code Number)                     Identification No.)

                        6256 GREENWICH DRIVE, SUITE 500
                          SAN DIEGO, CALIFORNIA 92122
                                 (619) 453-2828
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                             NEXTWAVE WIRELESS INC.
             (Exact name of registrant as specified in its charter)
                            ------------------------

                  DELAWARE                                      4812                                     33-0717550
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)               Classification Code Number)                     Identification No.)

                        6256 GREENWICH DRIVE, SUITE 500
                          SAN DIEGO, CALIFORNIA 92122
                                 (619) 453-2828
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                                Allen B. Salmasi
                Chairman, President and Chief Executive Officer
                NextWAVE TELECOM INC. AND NEXTWAVE Wireless Inc.
                        6256 Greenwich Drive, Suite 500
                          San Diego, California 92122
                                 (619) 453-2828
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

         SCOTT N. WOLFE, ESQ.                        FRANK A. CASSOU, ESQ.                      MATTHEW J. MALLOW, ESQ.
           LATHAM & WATKINS                SENIOR VICE PRESIDENT AND GENERAL COUNSEL              MARK C. SMITH, ESQ.
      701 "B" STREET, SUITE 2100                     NEXTWAVE TELECOM INC.                       SKADDEN, ARPS, SLATE,
      SAN DIEGO, CALIFORNIA 92101               6256 GREENWICH DRIVE, SUITE 500                   MEAGHER & FLOM LLP
            (619) 236-1234                        SAN DIEGO, CALIFORNIA 92122                      919 THIRD AVENUE
                                                        (619) 453-2828                         NEW YORK, NEW YORK 10022
                                                                                                    (212) 735-3000

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                          TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM                AMOUNT OF
                       SECURITIES TO BE REGISTERED                          AGGREGATE OFFERING PRICE       REGISTRATION FEE(9)
----------------------------------------------------------------------------------------------------------------------------------
Senior Note Units(1)......................................................
Senior Notes due 2007(2)..................................................
Guarantee of Senior Notes due 2007(2)(3)
Warrants to purchase shares of Series B Common Stock, par value $.0001 per share(2)................................................................
Series B Common Stock, par value $.0001 per share(4)......................
Senior Discount Note Units(5).............................................
Senior Discount Notes due 2007(6).........................................
Guarantee of Senior Discount Notes due 2007(6)(7)
Warrants to purchase shares of Series B Common Stock, par value $.0001 per share(6)................................................................
Series B Common Stock, par value $.0001 per share(8)......................
----------------------------------------------------------------------------------------------------------------------------------

(1) Each consisting of $1,000 principal amount of     % Senior Notes due 2007
    and       Warrants to purchase one share of Series B Common Stock, par value
    $.0001 per share.
(2) Included in Senior Note Units.
(3) The Senior Notes issued by NextWaveTelecom Inc. will be guaranteed by NextWave Wireless Inc.
(4) This registration statement covers such presently indeterminable number of shares of Series B Common Stock, par value $.0001 per share, as may be issued upon exercise of the Warrants.
(5) Each consisting of $1,000 principal amount at maturity of     % Senior
    Discount Notes due 2007 and       Warrants to purchase one share of Series B
    Common Stock, par value $.0001 per share.
(6) Included in Senior Discount Note Units.
(7) The Senior Discount Notes issued by NextWave Telecom Inc. will be guaranteed by NextWave Wireless Inc.
(8) This registration statement covers such presently indeterminable number of shares of Series B Common Stock, par value $.0001 per share, as may be issued upon exercise of the Warrants.
(9) $137,932 has been previously paid.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the Company.


    Securities and Exchange Commission registration fee.......................  $137,932
    NASD fee..................................................................    30,500
    Legal fees and expenses...................................................         *
    Accounting fees and expenses..............................................         *
    Printing and engraving expenses...........................................         *
    Blue Sky fees and expenses................................................         *
    Miscellaneous expenses....................................................         *
                                                                                 -------
              TOTAL...........................................................         *
                                                                                 =======


---------------
* To be filed by amendment.

All of the above items are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, each of the Company Wireless have broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.

     The Company's Amended and Restated Certificate of Incorporation and Bylaws and Wireless' Certificate of Incorporation and Bylaws (the "Indemnification Provisions") provide for the indemnification of present or former directors and officers of the Company and Wireless and persons serving as present or former directors, officers, employees, agents, or trustees of another corporation or entity at the request of the Company and Wireless (each, an "Indemnified Party"). The Indemnification Provisions specifically indemnify to the fullest extent permitted by Delaware law the Indemnified Parties against all expenses, including counsel fees, incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative or investigative. The Indemnification Provisions require the Company and Wireless to pay for or reimburse any expenses incurred by an Indemnified Party in reasonable intervals and in advance of the final disposition of such proceeding provided that the Indemnified Party undertakes to repay such amount should it be determined ultimately that he or she is not entitled to indemnification by the Company or Wireless.

     The Indemnification Provisions further provide that the Indemnified Party may seek a judicial determination of his or her right to indemnification should the Company or Wireless fail to pay a claim in full within 90 days of its submission to the Company or Wireless. The Indemnified Party is entitled to indemnification for all expenses of prosecuting such a claim against the Company or Wireless if the claim is successful in whole or in part.

     The Indemnification Provisions permit the Company and Wireless to present as a defense to any claim initiated by a director or officer seeking indemnification that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) to indemnify the director or officer for such amount claimed. Such defense is inapplicable where the claim in question is yet to be adjudicated and for which the director or officer has entered into the required undertaking.

     In addition, the Company's Amended and Restated Certificate of Incorporation and Wireless' Certificate of Incorporation provide that, pursuant to the Delaware General Corporation Law, their directors shall not be liable for monetary damages for conduct as a director. These provisions do not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. Furthermore, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or Wireless for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. In addition, each director and officer shall continue to be subject to liability for any act or omission for which such elimination of liability is not permitted under the Delaware General Corporation Law.

     The Company has entered or will enter into indemnification agreements with its directors and certain executive officers (each, an "Indemnified Party"). An Indemnified Party is specifically indemnified and held harmless under such indemnification agreements for costs and expenses, including without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements, costs of attachment or similar bonds, and costs of investigation reasonably incurred in connection with a threatened, pending or completed claim, action, suit or proceeding by reason of the fact that the Indemnified Party (i) is or was a director, or officer of the Company; or (ii) is or was serving as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company. The Company shall not be liable under the indemnification agreements for any claim to the extent that: (i) the Indemnified Party receives payment under a valid, enforceable and collectible insurance policy; (ii) the Indemnified Party is indemnified and actually paid otherwise than pursuant to an indemnification agreement; (iii) the Indemnified Party is adjudged to be liable for negligence or misconduct in the performance of his or her duty; (iv) the Indemnified Party gains in fact any personal profit or advantage to which he or she is not legally entitled to; (v) the Indemnified Party is required to disgorge profits from the purchase or sale of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; or (vi) the Indemnified Party brought about or contributed to the claim by his or her dishonesty so long as it is judicially determined that he or she (a) committed acts of active and deliberate dishonesty, (b) with actual dishonest purpose and intent, (c) which acts were material to the claim against the Indemnified Party.

     In the event of payment under an indemnification agreement, the Company is to be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party. The indemnification agreements provide that the Company will advance the costs and expenses incurred by the Indemnified Party in advance of final disposition of an action, suit, or proceeding if he or she undertakes to repay amounts advanced should it be ultimately determined that he or she is not entitled to be indemnified by the Company. Under the indemnification agreements, no expenses other than actual judgments or verdicts may be indemnified without the prior consent of the Company. The indemnification agreements further provide that an Indemnified Party may seek a judicial determination of his or her right to indemnification should the Company fail to pay his or her claim in full within 30 days of its submission to the Company.

     The indemnification agreements and provisions for advancing expenses in such agreements are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and Bylaws.

     The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The policies have limits of up to $70,000,000 in the aggregate, subject to retentions of up to $500,000 in the aggregate. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and insurance policies are necessary to attract and retain qualified persons as directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     Series A Common Stock. The Company sold 27,880,000 shares of Series A Common Stock to 28 investors from November 1995 to May 1, 1996, primarily to the Company's directors, officers and employees or entities controlled by the Company's directors, employees or officers. The shares of Series A Common Stock were sold for a purchase price of $0.50 per share, for an aggregate consideration of $13,940,000, $11,430,000 of which was paid in cash and $2,510,000 of which was paid in promissory notes issued by the holders of the Series A Common Stock to the Company. In connection with the sales of Series A Common Stock, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act. The sales of Series A Common Stock were effected through a private placement solely to a limited number of the Company's founders, without general solicitation or advertising and without brokers or placement agents.



     Series B Common Stock. On May 6, 1996, the Company consummated the sale of 39,266,918 shares of Series B Common Stock in a private placement to institutional investors, venture capital firms and a limited number of individual investors. The shares of Series B Common Stock were sold for $6.00 per share, for an aggregate consideration of $235,601,562, which was paid in cash, retirement of $15,000,000 and $20,000,000 of indebtedness payable to QUALCOMM and PECO, respectively, as described below, and satisfaction of certain commission obligations payable by the Company. Subscriptions were placed in escrow and released upon the announcement of the winning bidders in the C-Block Auction. In connection with the private placement of the Series B Common Stock, the Company also issued an aggregate of 6,487,567 warrants to purchase shares of Series B Common Stock at an exercise price of $6.00 per share (the "Series B Warrants"). In addition, the Company also issued $38,912,478 aggregate principal amount of convertible promissory notes to certain foreign investors, which will convert automatically into shares of Series B Common Stock at a conversion price of $6.00 per share upon additional issuances of equity interests by the Company to domestic investors, thereby permitting additional foreign ownership of the Company's equity interests under the FCC's rules. The Company has paid approximately $9,500,000 in fees to placement agents, including principally ING Barings (U.S.) Incorporated, in connection with the sale of such shares of Series B Common Stock. In connection with the sales of Series B Common Stock, Series B Warrants and convertible promissory notes, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act. The sales of Series B Common Stock, Series B Warrants and Convertible Promissory Notes were effected through a private placement to a limited number of institutional investors, venture capital firms, strategic investors and other investors without any general solicitation or advertising, and otherwise in the manner contemplated by Regulation D.



     Pursuant to subscription agreements dated as of May 31, 1996, the Company sold an additional 2,310,150 shares of Series B Common Stock in a private placement to five investors with close personal ties to the President of the Company, without any general solicitation or advertising and without brokers or placement agents. The shares of Series B Common Stock were sold for $10.00 per share, for an aggregate consideration of $23,101,500. In connection with these sales of Series B Common Stock, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act.



     Between November 13, 1996 and January 10, 1997, the Company issued an aggregate of 1,885,000 shares of Series B Common Stock to two vendors and three consultants in connection with the execution of network equipment contracts and the performance of consulting services. In addition, the Company has executed Subscription Agreements in the aggregate amount of $27 million with one consultant and one telecommunications vendor. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with these transactions.



     Other Convertible Debt. In November 1995, the Company entered into a convertible loan agreement with QUALCOMM to borrow $25,000,000, of which $398,000 was convertible into a promissory note which is convertible at $0.78 per share into 509,722 shares of Series C Common Stock (which shall become rights to acquire Series B Common Stock after the Equity Offering). QUALCOMM exercised its right to convert the portion of the loan into a convertible promissory note convertible into Series C Common Stock in May 1996, and the Company issued such note. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with the November 1995 issuance of the convertible note, and the Company relied upon an exemption from registration under Section 3(a)(9) of the Securities Act in connection with the issuance of the second convertible promissory note and the retirement of $15 million of indebtedness in exchange for Series B Common Stock.


     Between October 29, 1996 and January 29, 1996, the Company issued convertible promissory notes convertible into an aggregate of 8,160,727 shares of Series B Common Stock to three vendors and their affiliates and one consultant in connection with the execution of network equipment contracts and the performance of consulting services. The conversion prices for the shares in such transactions ranged from $10.00 to $11.00. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with these transactions.



     Between November 26, 1996 and January 28, 1997, the Company issued convertible promissory notes convertible into an aggregate of 900,000 shares of Series B Common Stock at a conversion price of $10.00 per share to three foreign entities for an aggregate purchase price of $9 million in connection with the execution of telecommunications services agreements. The Company relied upon an exemption from registration under Regulation S of the Securities Act in connection with these transactions.



     PECO Note and Warrants. On November 20, 1995, the Company and PECO Energy Co. ("PECO") entered into a loan agreement pursuant to which the Company borrowed $20 million and issued 250,000 warrants to purchase shares of Series B Common Stock at an exercise price of $6.00 per share. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with this transaction. The Company retired $20 million of indebtedness in exchange for 3,333,333 shares of Series B Common Stock and warrants to purchase 240,278 shares of Series B Common Stock at an exercise price of $6.00 per share in May 1996, and relied upon an exemption from registration under Section 3(a)(9) of the Securities Act in connection with this transaction.


     Bridge Notes. On April 8, 1996, and on subsequent closing dates through May 22, 1996, the Company issued $130,348,000 aggregate principal amount of Convertible Senior Subordinated Notes due 2002 (the "Bridge Notes") to a limited number of institutional investors, venture capital firms and individual investors, without any general solicitation or advertising. The Company will pay approximately $2 million in placement agent fees to CIBC/Wood Gundy Securities Corp. in connection with the placement of the Bridge Notes. In connection with the sale of the Bridge Notes, the Company has relied on an exemption from registration under Rule 506 promulgated under Regulation D of the Securities Act.


     Stock Options; Warrants. The Company has granted stock options under the Amended and Restated Stock Option Plan since its inception. For a description of these options to employees of the Company, see "Management." The Company relied upon an exemption from registration under Rule 701 promulgated under Regulation E of the Securities Act in connection with such transactions. In addition, the Company issued warrants to purchase 64,113 shares of Series B Common Stock at $8.00 per share to two parties in connection with financial advisory services rendered in May, 1996. Between August 22, 1996 and November 1, 1996, the Company issued warrants to purchase an aggregate of 12,636,642 shares of Series B Common Stock to one vendor and one reseller customer in connection with the execution of network equipment contracts and a reseller contract and the performance of consulting services. In addition, the Company issued a warrant to a vendor the number of exercisable shares of which is equal to $10 million divided by an exercise price equal to the Equity Offering price. The Company relied upon an exemption from registration under Section 4(2) of the Securities Act in connection with these transactions.



     Common Stock of Wireless. On August 1, 1996, Wireless sold 500 shares of Common Stock, par value $.0001 per share, to the Company, for a purchase price of $2,000 per share. The aggregate consideration paid to Wireless for such shares was $1,000. Wireless relied upon an exemption from registration under
Section 4(2) of the Securities Act in connection with this transaction.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
  1.1     Form of Underwriting Agreement.(2)
  3.1     Amended and Restated Certificate of Incorporation of the Company.(2)
  3.2     Restated Bylaws of the Company, as currently in effect.(2)
  3.3     Form of Certificate of Amendment to Restated Certificate of Incorporation relating to reverse stock split.(2)
  3.4     Form of Amended and Restated Certificate of Incorporation to be filed prior to closing of the Offerings.(2)
  3.5     Certificate of Incorporation of Wireless.(2)
  3.6     Bylaws of Wireless, as currently in effect.(2)
  4.1     Form of Installment Plan Note by the Company in favor of the FCC relating to the
          C-Block PCS licenses.(2)
  4.2     Form of Security Agreement between the Company and the FCC relating to the C-Block
          PCS Licenses.(2)
  4.3     Form of Senior Note Indenture, together with form of Senior Note.(2)
  4.4     Form of Senior Discount Note Indenture, together with form of Senior Discount
          Note.(2)
  4.5     Form of Common Stock Certificate.(2)
  4.6     Securities Purchase Agreement dated as of April 9, 1996 between the Company and purchasers of the Bridge Notes, together with form of Bridge Notes, Warrants and
          Registration Rights.(4)
  4.7     Form of Consent by the holders of the Bridge Notes.(2)
  5.1     Opinion of Latham & Watkins re: securities offered.(2)
  8.1     Opinion of Latham & Watkins re: tax matters.(2)
 10.1     Amended and Restated Stock Option Plan.(4)
 10.2     Form of Incentive Stock Option under the Plan.(4)
 10.3     1997 Equity Incentive Plan.(2)
 10.4     Form of Nonstatutory Stock Option Agreement.(2)
 10.5     1997 Employee Stock Purchase Plan of the Company.(2)
 10.6     1997 Non-Employee Director Stock Option Plan.(2)
 10.7     Promissory Note, together with Stock Pledge Agreement, from Navation, Inc.(4)
 10.8     Promissory Note, together with Stock Pledge Agreement, from Freedom Mobility Inc.(4)
 10.9     Amended and Restated Series A Shareholders Agreement between the Company and the holders of Series A Common Stock dated as of November 15, 1995.(4)
 10.10    Form of Convertible Promissory Note issued to foreign investors convertible into
          Series B Common Stock.(4)
 10.11    Form of Warrants to Purchase Series B Common Stock.(4)
 10.12    Registration Rights with purchasers of Series B Common Stock, Warrants and
          Convertible Promissory Notes.(4)
 10.13    Amended and Restated Shareholders' Rights Agreement among the Company and its shareholders dated as of November 30, 1996, but effective as of May 8, 1996, together with form of Registration Rights.(2)
 10.14    Amended and Restated Stockholders' Voting Agreement dated as of April 9, 1996, but effective as of November 30, 1995, among the Company and its Shareholders.(4)
 10.15    Airtime Sale Agreement dated as of August 22, 1996 between the Company and
          MCI.(1)(5)
 10.16    Warrant Agreement dated as of August 22, 1996 between the Company and MCI.(2)
 10.17    Warrant dated August 29, 1996 by the Company in favor of MCI.(2)
 10.18    Registration Rights Agreement dated as of August 22, 1996 between the Company and
          MCI.(2)
 10.19    Strategic Supply and Development Agreement dated as of October 29, 1996 by and between the Company and Hughes.(1)(5)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 10.20    Registration Rights Agreement dated as of October 29, 1996 between the Company and
          Hughes.(4)
 10.21    Special Voting Agreement dated as of October 29, 1996 between the Company, Hughes and the Stockholders listed therein.(4)
 10.22    Convertible Promissory Note dated as of November 1, 1996 by the Company in favor of
          Hughes.(2)
 10.23    Escrow Agreement dated as of October 29, 1996, as amended, between the Company,
          Hughes and The Chase Manhattan Bank.(2)
 10.24    Purchase and Supply Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(1)(5)
 10.25    Registration Rights Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(4)
 10.26    Master Lease Agreement dated October 28, 1996 between the Company and Comdisco.(2)
 10.27    Strategic Supply Agreement dated as of October 30, 1996 between the Company and
          LGIC.(2)
 10.28    CDMA Technical and Market Trial Agreement dated as of October 23, 1996 between the
          Company and LGIC.(2)
 10.29    Loan Agreement dated as of February 23, 1996 between the Company and LG.(4)
 10.30    Loan Agreement and Promissory Note dated as of January 6, 1997 between the Company and LG.(2)
 10.31    Stock Pledge Agreement dated January 6, 1997 between the Company and LG.(2)
 10.32    Agreement for Procurement of Personal Communications Services Products, Licensed
          Materials and Services dated as of November 15, 1996 between NextWave Wireless and
          Lucent.(1)(5)
 10.33    Warrant Purchase Agreement dated as of November 15, 1996 between the Company and
          Lucent.(2)
 10.34    Warrant dated as of November 15, 1996 by the Company in favor of Lucent.(2)
 10.35    Equipment Requirements Agreement dated as of November 30, 1995 between the Company and QUALCOMM.(1)(5)
 10.36    PCS Resale Agreement dated as of September 19, 1996, as amended, between NextWave
          Wireless and Cellexis.(1)(5)
 10.37    PCS Resale Agreement dated as of September 19, 1996 between NextWave Wireless and
          UCN.(1)(5)
 10.38    PCS Resale Agreement dated as of October 29, 1996 between NextWave Wireless and
          PCN.(1)(5)
 10.39    PCS Resale Agreement dated as of December 2, 1996 between NextWave Wireless and
          Flagship.(1)(5)
 10.40    PCS Resale Agreement dated as of November 4, 1996 between NextWave Wireless and One
          Stop.(1)(5)
 10.41    PCS Infrastructure Deployment Services Master Agreement dated as of July 30, 1996 between the Company and LCC, L.L.C.(2)
 10.42    Agreement dated as of March 12, 1996 between the Company and LCC, LLC.(4)
 10.43    Form of Indemnification Agreement between the Company and each of its officers and directors.(4)
 10.44    Form of Warrant Agreement relating to the Company's public warrants, together with form of Warrant.(2)
 11.1     Calculation of Pro Forma Net Loss Per Share (Unaudited).(2)
 12.1     Calculation of Ratio of Earnings to Fixed Charges.(2)
 21.1     Subsidiaries of the Company.(3)
 23.1     Consent of Price Waterhouse LLP, Independent Accountants.(3)
 23.2     Consent of Latham & Watkins (to be contained in Exhibit 5.1 and Exhibit 8.1).
 23.3     Consent of Business Valuation Services Inc.(2)
 23.4     Consent of Ha-Young Aum.(3)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 23.5     Consent of Jang-Ho Chung.(3)
 23.6     Consent of Gregory A. Cucchi.(3)
 23.7     Consent of Jung-Boo Kim.(3)
 23.8     Consent of Manjin J. Kim.(3)
 23.9     Consent of Muhit U. Rahman.(3)
 23.10    Consent of Yutaka Sato.(3)
 24.1     Power of Attorney (contained on signature page).
 25.1     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Notes Trustee (to be bound separately from other exhibits).(2)
 25.2     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Discount Notes Trustee (to be bound separately from other exhibits).(2)
 27.1     Financial Data Schedule.(2)


---------------
(1) Filed herewith.

(2) To be filed by amendment.

(3) Previously filed.

(4) Filed or to be filed by amendment as an exhibit to Registration Statement No. 333-5577.


(5) Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.


     (b) Financial Statement Schedules -- All required information is set forth in the consolidated financial statements included in the Prospectus constituting part of this Registration Statement.

ITEM 17. UNDERTAKINGS

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price range represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby further undertake to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, registrant NextWave Telecom Inc. has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 19, 1997.


                                          NEXTWAVE TELECOM INC.

                                          By: /s/ ALLEN B. SALMASI

                                            ------------------------------------
                                            Allen B. Salmasi
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                TITLE                      DATE
------------------------------------------    ---------------------------    ------------------

/s/ ALLEN B. SALMASI                          President, Chief Executive     March 19, 1997
------------------------------------------    Officer and Director
Allen B. Salmasi
/*/ GENE M. WELSH                             Senior Vice President,         March 19, 1997
------------------------------------------    Finance and Chief Financial
Gene M. Welsh                                 Officer (Chief Financial
                                              and Accounting Officer)

/*/ JANICE I. OBUCHOWSKI                      Vice Chairman, Executive       March 19, 1997
------------------------------------------    Vice President and Director
Janice I. Obuchowski

/*/ KEVIN M. FINN                             Senior Vice President,         March 19, 1997
------------------------------------------    Business Operations -- West
Kevin M. Finn                                 and Director

/*/ NICOLE N. SALMASI                         Director                       March 19, 1997
------------------------------------------
Nicole N. Salmasi

*By: /s/ ALLEN B. SALMASI
     -------------------------------------
     Allen B. Salmasi
     Attorney-in-Fact

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, registrant NextWave Wireless Inc. has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 19, 1997.


                                          NEXTWAVE WIRELESS INC.

                                          By: /s/ ALLEN B. SALMASI

                                            ------------------------------------
                                            Allen B. Salmasi
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                TITLE                      DATE
------------------------------------------    ---------------------------    ------------------

/s/ ALLEN B. SALMASI                          President, Chief Executive     March 19, 1997
------------------------------------------    Officer and Director
Allen B. Salmasi
/*/ GENE M. WELSH                             Treasurer (Chief Financial     March 19, 1997
------------------------------------------    and Accounting Officer)
Gene M. Welsh

/*/ JANICE I. OBUCHOWSKI                      Executive Vice President       March 19, 1997
------------------------------------------    and Director
Janice I. Obuchowski

/*/ KEVIN M. FINN                             Senior Vice President and      March 19, 1997
------------------------------------------    Director
Kevin M. Finn

/*/ NICOLE N. SALMASI                         Director                       March 19, 1997
------------------------------------------
Nicole N. Salmasi

     *By: /s/ ALLEN B. SALMASI
               ---------------------------
               Allen B. Salmasi
               Attorney-in-Fact

                                 EXHIBIT INDEX

     The following exhibits are filed as part of this Form S-1 Registration Statement.


EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
  1.1     Form of Underwriting Agreement.(2)
  3.1     Amended and Restated Certificate of Incorporation of the Company.(2)
  3.2     Restated Bylaws of the Company, as currently in effect.(2)
  3.3     Form of Certificate of Amendment to Restated Certificate of Incorporation relating to reverse stock split.(2)
  3.4     Form of Amended and Restated Certificate of Incorporation to be filed prior to closing of the Offerings.(2)
  3.5     Certificate of Incorporation of Wireless.(2)
  3.6     Bylaws of Wireless, as currently in effect.(2)
  4.1     Form of Installment Plan Note by the Company in favor of the FCC relating to the
          C-Block PCS licenses.(2)
  4.2     Form of Security Agreement between the Company and the FCC relating to the C-Block
          PCS Licenses.(2)
  4.3     Form of Senior Note Indenture, together with form of Senior Note.(2)
  4.4     Form of Senior Discount Note Indenture, together with form of Senior Discount
          Note.(2)
  4.5     Form of Common Stock Certificate.(2)
  4.6     Securities Purchase Agreement dated as of April 9, 1996 between the Company and purchasers of the Bridge Notes, together with form of Bridge Notes, Warrants and
          Registration Rights.(4)
  4.7     Form of Consent by the holders of the Bridge Notes.(2)
  5.1     Opinion of Latham & Watkins re: securities offered.(2)
  8.1     Opinion of Latham & Watkins re: tax matters.(2)
 10.1     Amended and Restated Stock Option Plan.(4)
 10.2     Form of Incentive Stock Option under the Plan.(4)
 10.3     1997 Equity Incentive Plan.(2)
 10.4     Form of Nonstatutory Stock Option Agreement.(2)
 10.5     1997 Employee Stock Purchase Plan of the Company.(2)
 10.6     1997 Non-Employee Director Stock Option Plan.(2)
 10.7     Promissory Note, together with Stock Pledge Agreement, from Navation, Inc.(4)
 10.8     Promissory Note, together with Stock Pledge Agreement, from Freedom Mobility Inc.(4)
 10.9     Amended and Restated Series A Shareholders Agreement between the Company and the holders of Series A Common Stock dated as of November 15, 1995.(4)
 10.10    Form of Convertible Promissory Note issued to foreign investors convertible into
          Series B Common Stock.(4)
 10.11    Form of Warrants to Purchase Series B Common Stock.(4)
 10.12    Registration Rights with purchasers of Series B Common Stock, Warrants and
          Convertible Promissory Notes.(4)
 10.13    Amended and Restated Shareholders' Rights Agreement among the Company and its shareholders dated as of November 30, 1996, but effective as of May 8, 1996, together with form of Registration Rights.(2)
 10.14    Amended and Restated Stockholders' Voting Agreement dated as of April 9, 1996, but effective as of November 30, 1995, among the Company and its Shareholders.(4)
 10.15    Airtime Sale Agreement dated as of August 22, 1996 between the Company and
          MCI.(1)(5)
 10.16    Warrant Agreement dated as of August 22, 1996 between the Company and MCI.(2)
 10.17    Warrant dated August 29, 1996 by the Company in favor of MCI.(2)
 10.18    Registration Rights Agreement dated as of August 22, 1996 between the Company and
          MCI.(2)
 10.19    Strategic Supply and Development Agreement dated as of October 29, 1996 by and between the Company and Hughes.(1)(5)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 10.20    Registration Rights Agreement dated as of October 29, 1996 between the Company and
          Hughes.(4)
 10.21    Special Voting Agreement dated as of October 29, 1996 between the Company, Hughes and the Stockholders listed therein.(4)
 10.22    Convertible Promissory Note dated as of November 1, 1996 by the Company in favor of
          Hughes.(2)
 10.23    Escrow Agreement dated as of October 29, 1996, as amended, between the Company,
          Hughes and The Chase Manhattan Bank.(2)
 10.24    Purchase and Supply Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(1)(5)
 10.25    Registration Rights Agreement dated as of November 8, 1996 between the Company and
          The Allen Group.(4)
 10.26    Master Lease Agreement dated October 28, 1996 between the Company and Comdisco.(2)
 10.27    Strategic Supply Agreement dated as of October 30, 1996 between the Company and
          LGIC.(2)
 10.28    CDMA Technical and Market Trial Agreement dated as of October 23, 1996 between the
          Company and LGIC.(2)
 10.29    Loan Agreement dated as of February 23, 1996 between the Company and LG.(4)
 10.30    Loan Agreement and Promissory Note dated as of January 6, 1997 between the Company and LG.(2)
 10.31    Stock Pledge Agreement dated January 6, 1997 between the Company and LG.(2)
 10.32    Agreement for Procurement of Personal Communications Services Products, Licensed
          Materials and Services dated as of November 15, 1996 between NextWave Wireless and
          Lucent.(1)(5)
 10.33    Warrant Purchase Agreement dated as of November 15, 1996 between the Company and
          Lucent.(2)
 10.34    Warrant dated as of November 15, 1996 by the Company in favor of Lucent.(2)
 10.35    Equipment Requirements Agreement dated as of November 30, 1995 between the Company and QUALCOMM.(1)(5)
 10.36    PCS Resale Agreement dated as of September 19, 1996, as amended, between NextWave
          Wireless and Cellexis.(1)(5)
 10.37    PCS Resale Agreement dated as of September 19, 1996 between NextWave Wireless and
          UCN.(1)(5)
 10.38    PCS Resale Agreement dated as of October 29, 1996 between NextWave Wireless and
          PCN.(1)(5)
 10.39    PCS Resale Agreement dated as of December 2, 1996 between NextWave Wireless and
          Flagship.(1)(5)
 10.40    PCS Resale Agreement dated as of November 4, 1996 between NextWave Wireless and One
          Stop.(1)(5)
 10.41    PCS Infrastructure Deployment Services Master Agreement dated as of July 30, 1996 between the Company and LCC, L.L.C.(2)
 10.42    Agreement dated as of March 12, 1996 between the Company and LCC, LLC.(4)
 10.43    Form of Indemnification Agreement between the Company and each of its officers and directors.(4)
 10.44    Form of Warrant Agreement relating to the Company's public warrants, together with form of Warrant.(2)
 11.1     Calculation of Pro Forma Net Loss Per Share (Unaudited).(2)
 12.1     Calculation of Ratio of Earnings to Fixed Charges.(2)
 21.1     Subsidiaries of the Company.(3)
 23.1     Consent of Price Waterhouse LLP, Independent Accountants.(3)
 23.2     Consent of Latham & Watkins (to be contained in Exhibit 5.1 and Exhibit 8.1).
 23.3     Consent of Business Valuation Services Inc.(2)
 23.4     Consent of Ha-Young Aum.(3)

EXHIBIT
NUMBERS                                  DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------
 23.5     Consent of Jang-Ho Chung.(3)
 23.6     Consent of Gregory A. Cucchi.(3)
 23.7     Consent of Jung-Boo Kim.(3)
 23.8     Consent of Manjin J. Kim.(3)
 23.9     Consent of Muhit U. Rahman.(3)
 23.10    Consent of Yutaka Sato.(3)
 24.1     Power of Attorney (contained on signature page).
 25.1     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Notes Trustee (to be bound separately from other exhibits).(2)
 25.2     Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of Senior Discount Notes Trustee (to be bound separately from other exhibits).(2)
 27.1     Financial Data Schedule.(2)


---------------
(1) Filed herewith.

(2) To be filed by amendment.

(3) Previously filed.

(4) Filed or to be filed by amendment as an exhibit to Registration Statement No. 333-5577.


(5) Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Commission.